NEWS	Exhibit 99.1

Mark Graff
Vice President, IR & Finance
(813) 830-5311

Bloomin’ Brands Announces 2019 Q2 Diluted EPS of $0.32 and Adjusted Diluted EPS of $0.36
Q2 Comparable Restaurant Sales Growth of 1.3% at Outback Steakhouse
Q2 GAAP Operating Margin Expansion of 110 bps and 80 bps on a Comparable Adjusted Basis
Reaffirms Full-Year 2019 Guidance, Including Adjusted Diluted EPS, U.S. Comparable Sales, and Margins

TAMPA, Fla., July 31, 2019 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the second quarter 2019 (“Q2 2019”) compared to the second quarter 2018 (“Q2 2018”).

Highlights for Q2 2019 include the following:

•	Comparable restaurant sales increased 1.3% at U.S. Outback Steakhouse

•	Combined U.S. comparable restaurant sales increased 0.6%

•	Comparable restaurant sales increased 3.5% for Outback Steakhouse in Brazil

Diluted EPS and Adjusted Diluted EPS
Our Q2 2019 results include the impact of the new lease accounting standard adopted in Q1 2019. Among its impacts, we no longer recognize the benefit of deferred gains on sale-leaseback transactions, resulting in an increase to Other restaurant operating expense which represents a two cent reduction in earnings per share. The following table includes both a reported and a comparable basis that adjusts for this lease accounting change.

The following table reconciles Diluted earnings per share to Adjusted diluted earnings per share for the periods as indicated below.

	Q2
	2019	2018	CHANGE
Diluted earnings per share	$0.32	$0.28	$0.04
Adjustments	0.04	0.10	(0.06)
Adjusted diluted earnings per share	$0.36	$0.38	$(0.02)
Remove new lease accounting standard impact (1)	—	(0.02)	0.02
Adjusted diluted earnings per share on a comparable basis (1)(2)	$0.36	$0.36	$—

______________
See Non-GAAP Measures later in this release.

(1)
In Q2 2018 both GAAP and adjusted diluted earnings per share include the benefit of deferred gains on sale-leaseback transactions of approximately $0.02. For comparability, we have presented adjusted diluted earnings per share excluding this benefit that we no longer recognize in 2019 as a result of the adoption of the new lease accounting standard.

(2)
The effective income tax rate in Q2 2019 and Q2 2018 includes $1.0 million and $6.2 million, respectively, of tax benefit driven primarily by exercises of certain legacy stock options. These exercises benefited Q2 2019 and Q2 2018 diluted earnings per share by approximately $0.01 and $0.07, respectively.

CEO Comments
“Q2 was a good quarter for Bloomin’ Brands,” said David Deno, CEO. “We were particularly pleased with the healthy sales growth, reduction in discounting, and corresponding strong operating profit and margin expansion. Our positive momentum continued as we took additional market share and at Outback, sales exceeded the industry for the 10th consecutive quarter. In addition, we continue to capitalize on our growth opportunities and expect to achieve our comparable adjusted EPS growth range of 10% to 15% for the year.”

Second Quarter Financial Results
As described above, our Q2 2019 results include the impact from adopting the new lease accounting standard which reduces operating margins by 30 basis points. The following table includes both a reported and a comparable basis that adjusts for the lease accounting change:

	AS REPORTED			COMPARABLE BASIS (1)
(dollars in millions)	Q2 2019	Q2 2018	CHANGE	Q2 2018	CHANGE
Total revenues	$1,021.9	$1,031.8	(1.0)%	$1,031.8	(1.0)%

GAAP restaurant-level operating margin	15.0%	15.0%	—%	14.7%	0.3%
Adjusted restaurant-level operating margin (2)	15.0%	14.9%	0.1%	14.6%	0.4%

GAAP operating income margin	4.3%	3.2%	1.1%	2.9%	1.4%
Adjusted operating income margin (2)	4.6%	4.1%	0.5%	3.8%	0.8%
___________________

(1)	To improve comparability in this table, we removed the benefit of deferred gains on sale-leaseback transactions from our Q2 2018 results.

(2)	See Non-GAAP Measures later in this release.

•
The decrease in total revenues was primarily due to foreign currency translation and domestic refranchising, partially offset by higher comparable restaurant sales and the net impact of restaurant openings and closures.

•
The increase in reported GAAP and Adjusted operating income margin was primarily due to higher comparable restaurant sales and the impact of certain cost savings initiatives. These increases were partially offset by labor and commodity inflation, and the impact from adopting the new lease accounting standard as described above.

Second Quarter Comparable Restaurant Sales

THIRTEEN WEEKS ENDED JUNE 30, 2019	COMPANY-OWNED
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	1.3%
Carrabba’s Italian Grill	(1.6)%
Bonefish Grill	0.1%
Fleming’s Prime Steakhouse & Wine Bar	1.6%
Combined U.S.	0.6%

International
Outback Steakhouse - Brazil	3.5%
Dividend Declaration and Share Repurchases
On July 23, 2019, our Board of Directors declared a quarterly cash dividend of $0.10 per share to be paid on August 21, 2019 to all stockholders of record as of the close of business on August 12, 2019.

On February 12, 2019, our Board of Directors approved a $150.0 million share repurchase program. As of July 31, 2019, we repurchased 5.5 million shares for a total of $107.0 million and had $43.0 million remaining under this authorization. This authorization will expire on August 12, 2020.

Fiscal 2019 Financial Outlook
We are reaffirming all aspects of our full-year financial guidance as previously communicated in our February 14, 2019 earnings release.

Conference Call
The Company will host a conference call today, July 31st at 9:00 AM EDT. The conference call can be accessed live over the telephone by dialing (877) 407-9039 or (201) 689-8470 for international participants. A replay will be available beginning two hours after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers. The replay will be available until Wednesday, August 14, 2019. The conference ID for the live call and replay is 13692414. The call will also be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include the following: (i) Adjusted restaurant-level operating margin, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted net income, (iv) Adjusted diluted earnings per share, (v) Adjusted segment restaurant-level operating margin and (vi) Adjusted segment income from operations and the corresponding margin. For purposes of improving comparability, we have also presented Adjusted diluted earnings per share and Adjusted operating income margin excluding the impact of the new lease accounting standard in the table above.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in tables four, five, and six included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates more than 1,450 restaurants in 48 states, Puerto Rico, Guam and 20 countries, some of which are franchise locations. For more information, please visit  www.bloominbrands.com.

Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments” and “Fiscal 2019 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; competition; increases in labor costs; government actions and policies; increases in unemployment rates and taxes; local, regional, national and international economic conditions; consumer confidence and spending patterns; price and availability of commodities; the effects of changes in tax laws; challenges associated with our remodeling, relocation and expansion plans; interruption or breach of our systems or loss of consumer or employee information; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to preserve the value of and grow our brands; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effectiveness of our strategic actions; the cost and availability of credit; interest rate changes; compliance with debt covenants and the Company’s ability to make debt payments and planned investments; and our ability to continue to pay dividends and repurchase shares of our common stock. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands, except per share data)	JUNE 30, 2019	JULY 1, 2018	JUNE 30, 2019	JULY 1, 2018
Revenues
Restaurant sales	$1,005,687	$1,015,484	$2,117,329	$2,114,487
Franchise and other revenues	16,243	16,330	32,732	33,792
Total revenues	1,021,930	1,031,814	2,150,061	2,148,279
Costs and expenses
Cost of sales	312,679	322,790	664,790	674,922
Labor and other related	301,213	301,921	620,228	612,983
Other restaurant operating	240,895	238,379	491,749	491,724
Depreciation and amortization	49,788	50,782	99,270	100,902
General and administrative	71,955	76,129	142,544	144,825
Provision for impaired assets and restaurant closings	1,940	8,889	5,526	11,628
Total costs and expenses	978,470	998,890	2,024,107	2,036,984
Income from operations	43,460	32,924	125,954	111,295
Other income (expense), net	12	(6)	(156)	(5)
Interest expense, net	(12,448)	(11,319)	(23,629)	(21,629)
Income before provision (benefit) for income taxes	31,024	21,599	102,169	89,661
Provision (benefit) for income taxes	1,215	(5,124)	6,711	(3,199)
Net income	29,809	26,723	95,458	92,860
Less: net income attributable to noncontrolling interests	788	2	2,137	741
Net income attributable to Bloomin’ Brands	$29,021	$26,721	$93,321	$92,119

Earnings per share:
Basic	$0.32	$0.29	$1.03	$1.00
Diluted	$0.32	$0.28	$1.02	$0.97

Weighted average common shares outstanding:
Basic	90,194	92,120	90,805	92,194
Diluted	90,953	94,361	91,807	95,072

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
U.S. Segment	JUNE 30, 2019	JULY 1, 2018	JUNE 30, 2019	JULY 1, 2018
Revenues
Restaurant sales	$900,616	$908,937	$1,901,429	$1,893,281
Franchise and other revenues	13,603	13,418	27,297	27,781
Total revenues	$914,219	$922,355	$1,928,726	$1,921,062
Restaurant-level operating margin	14.5%	14.5%	15.6%	15.4%
Income from operations	$78,814	$76,913	$191,849	$186,047
Operating income margin	8.6%	8.3%	9.9%	9.7%
International Segment
Revenues
Restaurant sales	$105,071	$106,547	$215,900	$221,206
Franchise and other revenues	2,640	2,912	5,435	6,011
Total revenues	$107,711	$109,459	$221,335	$227,217
Restaurant-level operating margin	18.4%	17.7%	20.4%	18.6%
Income (loss) from operations	$6,909	$(2,049)	$20,629	$6,276
Operating income (loss) margin	6.4%	(1.9)%	9.3%	2.8%
Reconciliation of Segment Income (Loss) from Operations to Consolidated Income from Operations
Segment income (loss) from operations
U.S.	$78,814	$76,913	$191,849	$186,047
International	6,909	(2,049)	20,629	6,276
Total segment income from operations	85,723	74,864	212,478	192,323
Unallocated corporate operating expense	(42,263)	(41,940)	(86,524)	(81,028)
Total income from operations	$43,460	$32,924	$125,954	$111,295

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
(UNAUDITED)
(in thousands)	JUNE 30, 2019	DECEMBER 30, 2018
Cash and cash equivalents (excluding restricted cash)	$64,653	$71,823
Net working capital (deficit) (1)	$(552,685)	$(455,556)
Total assets (2)	$3,511,726	$2,464,774
Total debt, net	$1,148,895	$1,094,775
Total stockholders’ equity (3)	$158,593	$54,817
Common stock outstanding (3)	86,827	91,272
_________________

(1)
During the twenty-six weeks ended June 30, 2019 net working capital (deficit) was negatively impacted by the recognition of approximately $170 million of current lease liabilities as a result of the adoption of the new lease accounting standard. We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are used to service debt obligations and to make capital expenditures.

(2)
The change in total assets during the twenty-six weeks ended June 30, 2019 includes the addition of $1.3 billion of lease right-of-use assets as a result of the adoption of the new lease accounting standard.

(3)
During the twenty-six weeks ended June 30, 2019, we repurchased 5.5 million shares of our outstanding common stock and issued 0.6 million shares of our common stock through the exercise of stock options.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		THIRTEEN WEEKS ENDED			(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED QUARTER TO DATE
	JUNE 30, 2019		JULY 1, 2018
	AS REPORTED		AS REPORTED		COMPARABLE ADJUSTED BASIS (2)
Consolidated:	GAAP	ADJUSTED	GAAP	ADJUSTED (1)		AS REPORTED	COMPARABLE BASIS (2)
Restaurant sales	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales	31.1%	31.1%	31.8%	31.8%	31.8%	0.7%	0.7%
Labor and other related	30.0%	30.0%	29.7%	29.7%	29.7%	(0.3)%	(0.3)%
Other restaurant operating	24.0%	23.9%	23.5%	23.6%	23.9%	(0.3)%	—%

Restaurant-level operating margin (3)	15.0%	15.0%	15.0%	14.9%	14.6%	0.1%	0.4%

Segments - Restaurant-level operating margin (3):
U.S.	14.5%	14.5%	14.5%	14.4%		0.1%
International	18.4%	18.4%	17.7%	17.1%		1.3%

	TWENTY-SIX WEEKS ENDED		TWENTY-SIX WEEKS ENDED			(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED YEAR TO DATE
	JUNE 30, 2019		JULY 1, 2018
	AS REPORTED		AS REPORTED		COMPARABLE ADJUSTED BASIS (2)
Consolidated:	GAAP	ADJUSTED	GAAP	ADJUSTED (1)		AS REPORTED	COMPARABLE BASIS (2)
Restaurant sales	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales	31.4%	31.4%	31.9%	31.9%	31.9%	0.5%	0.5%
Labor and other related	29.3%	29.3%	29.0%	29.0%	29.0%	(0.3)%	(0.3)%
Other restaurant operating	23.2%	23.2%	23.3%	23.4%	23.7%	0.2%	0.5%

Restaurant-level operating margin (3)	16.1%	16.1%	15.8%	15.7%	15.4%	0.4%	0.7%

Segments - Restaurant-level operating margin (3):
U.S.	15.6%	15.6%	15.4%	15.3%		0.3%
International	20.4%	20.4%	18.6%	18.3%		2.1%
_________________

(1)	The table set forth below titled “Restaurant-level Operating Margin Adjustments” provides additional information regarding the adjustments for each period presented.

(2)
During the thirteen and twenty-six weeks ended July 1, 2018 both GAAP and adjusted restaurant-level operating margin included the benefit of deferred gains on sale-leaseback transactions of $3.0 million and $6.1 million, respectively. For comparability, we presented adjusted restaurant-level operating margin excluding this benefit that we no longer recognize in 2019 as a result of the adoption of the new lease accounting standard.

(3)
The following categories of our revenue and operating expenses are not included in restaurant-level operating margin because we do not consider them reflective of operating performance at the restaurant-level within a period:

(i)	Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.

(ii)	Depreciation and amortization which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.

(iii)	General and administrative expense which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.

(iv)	Asset impairment charges and restaurant closing costs which are not reflective of ongoing restaurant performance in a period.

Restaurant-level Operating Margin Adjustments - Following is a summary of unfavorable restaurant-level operating margin adjustments recorded in Other restaurant operating for the following activities, as described in table five of this release:

	THIRTEEN WEEKS ENDED	TWENTY-SIX WEEKS ENDED
(dollars in millions)	JULY 1, 2018	JULY 1, 2018
Restaurant and asset impairments and closing costs (1)	$1.4	$2.2
Restaurant relocations and related costs	0.2	0.4
	$1.6	$2.6
_________________

(1)	Includes $0.6 million of adjustments for the thirteen and twenty-six weeks ended July 1, 2018, recorded in the International segment. All other adjustments were recorded within the U.S. segment.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
INCOME FROM OPERATIONS, NET INCOME AND DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands, except per share data)	JUNE 30, 2019	JULY 1, 2018	JUNE 30, 2019	JULY 1, 2018
Income from operations	$43,460	$32,924	$125,954	$111,295
Operating income margin	4.3%	3.2%	5.9%	5.2%
Adjustments:
Restaurant and asset impairments and closing costs (1)	2,039	7,886	4,170	9,181
Restaurant relocations and related costs (2)	952	1,353	1,984	3,078
Severance (3)	748	—	3,603	965
Legal and contingent matters	—	288	—	758
Total income from operations adjustments	$3,739	$9,527	$9,757	$13,982
Adjusted income from operations	$47,199	$42,451	$135,711	$125,277
Adjusted operating income margin	4.6%	4.1%	6.3%	5.8%

Net income attributable to Bloomin’ Brands	$29,021	$26,721	$93,321	$92,119
Adjustments:
Income from operations adjustments	3,739	9,527	9,757	13,982
Total adjustments, before income taxes	3,739	9,527	9,757	13,982
Adjustment to provision for income taxes (4)	(413)	(438)	(1,232)	(2,119)
Net adjustments	3,326	9,089	8,525	11,863
Adjusted net income	$32,347	$35,810	$101,846	$103,982

Diluted earnings per share	$0.32	$0.28	$1.02	$0.97

Adjusted diluted earnings per share	$0.36	$0.38	$1.11	$1.09
Remove new lease accounting standard impact (5)	—	(0.02)	—	(0.05)
Adjusted diluted earnings per share on a comparable basis (5)	$0.36	$0.36	$1.11	$1.04

Diluted weighted average common shares outstanding	90,953	94,361	91,807	95,072
_________________

(1)	Represents asset impairment charges and related costs primarily associated with approved closure and restructuring initiatives, and the restructuring of certain international markets.

(2)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(3)	Relates to severance expense incurred as a result of restructuring activities.

(4)	Represents income tax effect of the adjustments for the periods presented.

(5)
During the thirteen and twenty-six weeks ended July 1, 2018 both GAAP and adjusted diluted earnings per share were positively impacted by the benefit of deferred gains on sale-leaseback transactions by approximately $0.02 and $0.05, respectively. For comparability, we have presented adjusted diluted earnings per share excluding this benefit that we no longer recognize in 2019 as a result of the adoption of the new lease accounting standard.

Following is a summary of the financial statement line item classification of the net income adjustments:

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 30, 2019	JULY 1, 2018	JUNE 30, 2019	JULY 1, 2018
Other restaurant operating	$65	$(1,560)	$43	$(2,518)
Depreciation and amortization	607	1,523	1,172	3,111
General and administrative	1,075	1,533	4,330	3,090
Provision for impaired assets and restaurant closings	1,992	8,031	4,212	10,299
Provision (benefit) for income taxes	(413)	(438)	(1,232)	(2,119)
Net adjustments	$3,326	$9,089	$8,525	$11,863

TABLE SIX
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME FROM OPERATIONS NON-GAAP RECONCILIATION
(UNAUDITED)
U.S. Segment	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(dollars in thousands)	JUNE 30, 2019	JULY 1, 2018	JUNE 30, 2019	JULY 1, 2018
Income from operations	$78,814	$76,913	$191,849	$186,047
Operating income margin	8.6%	8.3%	9.9%	9.7%
Adjustments:
Restaurant relocations and related costs (1)	952	1,353	1,984	3,078
Restaurant and asset impairments and closing costs (2)	246	(181)	2,081	(797)
Severance (3)	—	—	700	888
Adjusted income from operations	$80,012	$78,085	$196,614	$189,216
Adjusted operating income margin	8.8%	8.5%	10.2%	9.8%

International Segment
(dollars in thousands)
Income (loss) from operations	$6,909	$(2,049)	$20,629	$6,276
Operating income (loss) margin	6.4%	(1.9)%	9.3%	2.8%
Adjustments:
Restaurant and asset impairments and closing costs (2)	1,793	8,067	2,089	9,978
Adjusted income from operations	$8,702	$6,018	$22,718	$16,254
Adjusted operating income margin	8.1%	5.5%	10.3%	7.2%
_________________

(1)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(2)	Represents asset impairment charges and related costs primarily associated with approved closure and restructuring initiatives, and the restructuring of certain international markets.

(3)	Relates to severance expense incurred as a result of restructuring activities.

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants (at end of the period):	MARCH 31, 2019	OPENINGS	CLOSURES	JUNE 30, 2019
U.S.
Outback Steakhouse
Company-owned	579	1	(1)	579
Franchised	153	—	(5)	148
Total	732	1	(6)	727
Carrabba’s Italian Grill
Company-owned	205	—	—	205
Franchised	21	—	—	21
Total	226	—	—	226
Bonefish Grill
Company-owned	189	1	—	190
Franchised	7	—	—	7
Total	196	1	—	197
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	70	—	(1)	69
Other
Company-owned	2	1	—	3
U.S. Total	1,226	3	(7)	1,222
International
Company-owned
Outback Steakhouse—Brazil (1)	95	2	—	97
Other	34	1	(8)	27
Franchised
Outback Steakhouse - South Korea	72	—	(2)	70
Other	54	—	(3)	51
International Total	255	3	(13)	245
System-wide total	1,481	6	(20)	1,467
____________________

(1)	The restaurant counts for Brazil are reported as of February 28, 2019 and May 31, 2019 to correspond with the balance sheet dates of this subsidiary.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
	JUNE 30, 2019	JULY 1, 2018	JUNE 30, 2019	JULY 1, 2018
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more) (1):
U.S.
Outback Steakhouse	1.3%	4.0%	2.4%	4.2%
Carrabba’s Italian Grill	(1.6)%	(0.6)%	(0.6)%	0.3%
Bonefish Grill	0.1%	1.5%	1.0%	0.7%
Fleming’s Prime Steakhouse & Wine Bar	1.6%	0.3%	1.1%	1.6%
Combined U.S.	0.6%	2.4%	1.6%	2.7%
International
Outback Steakhouse - Brazil (2)	3.5%	(6.1)%	3.6%	(2.6)%

Traffic:
U.S.
Outback Steakhouse	(1.6)%	0.6%	(1.0)%	1.5%
Carrabba’s Italian Grill	(1.4)%	(5.8)%	(1.4)%	(5.7)%
Bonefish Grill	(1.5)%	(1.2)%	(1.7)%	(1.9)%
Fleming’s Prime Steakhouse & Wine Bar	3.6%	(7.7)%	0.8%	(4.9)%
Combined U.S.	(1.4)%	(1.2)%	(1.2)%	(0.6)%
International
Outback Steakhouse - Brazil	1.2%	(7.7)%	(0.7)%	(4.7)%

Average check per person (3):
U.S.
Outback Steakhouse	2.9%	3.4%	3.4%	2.7%
Carrabba’s Italian Grill	(0.2)%	5.2%	0.8%	6.0%
Bonefish Grill	1.6%	2.7%	2.7%	2.6%
Fleming’s Prime Steakhouse & Wine Bar	(2.0)%	8.0%	0.3%	6.5%
Combined U.S.	2.0%	3.6%	2.8%	3.3%
International
Outback Steakhouse - Brazil	2.1%	1.9%	4.4%	2.4%
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(1)
Comparable restaurant sales exclude the effect of fluctuations in foreign currency rates. Relocated international restaurants closed more than 30 days and relocated U.S. restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.

(2)	Includes trading day impact from calendar period reporting.

(3)	Average check per person includes the impact of menu pricing changes, product mix and discounts.
SOURCE: Bloomin’ Brands, Inc.